CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Franklin Growth Fund (the "Rcgistration Statement") of our report dated November 19, 2008, relating to the financial statements and financial highlights of Franklin Growth Fund which appear in the September
30, 2008 Annual Report to Shareholders of Franklin Custodian Funds, which is also incorporatcd by rcfcrence in such Registration Statement. We also consent to the references to us under item 4. "Representations and Warranties by Acquiring Trust on behalf of Acquiring Fund" and under item 5. "Representations and Warranties by Target Fund" in Exhibit A to the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus of Franklin Growth Fund dated February 1, 2009, which also appears in the Registration Statement.

Wc hereby consent to the incorporation by reference in this Registration Statement of our report dated August 19, 2008, relating to the financial statements and financial highlights of Franklin Capital Growth Fund which appears in the June 30, 2008 Annual Report to Shareholders of Franklin Capital Growth Fund, which is also incorporatcd by rcfcrcncc in such Rcgistration Statement.


/s/ PricewaterhouseCoopers LLP
San Francisco, California
February 5, 2009